UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado		80920
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2026 (the “Closing Date”), Venu Holding Corporation (the “Company”), together with certain of its subsidiaries named as guarantors (the “Guarantors”), entered into a Secured Promissory Note and Guaranty Agreement (the “Note”) with Ryan, LLC (the “Lender”) in connection with the financing of a short-term bridge loan (the “Bridge Loan”). Pursuant to the Note, the Lender agreed to provide the Company with a secured Bridge Loan in a principal amount equal to the sum of $20,000,000 plus up to $500,000 to cover certain of the Lender’s third-party fees, costs, and expenses incurred in negotiating the Note, which amounts are capitalized into the Note’s principal amount (the “Principal Amount”), together with interest thereon.

A summary of other key terms of the Note is provided below. Capitalized terms that are used but not defined in this Current Report on Form 8-K (this “Current Report”) have the meanings given to them in the Note.

Interest. Interest accrues on the outstanding Principal Amount at a rate of 18% per annum and is payable in kind through monthly capitalization into the outstanding Principal Amount. If an Event of Default occurs, interest on the outstanding Principal Amount will increase to the interest rate then in effect plus 6.75% per annum, payable in kind in the same manner as ordinary interest under the Note.

Maturity. All outstanding obligations under the Note, including the then-outstanding Principal Amount (as increased by the capitalized interest) and accrued and unpaid interest, are due and payable in cash on the date that is 90 days after the Closing Date (the “Maturity Date”).

Voluntary Prepayment. The Note may be repaid by the Company (in full or in part) at any time without penalty or premium.

Mandatory Repayment. The Note requires the Company to make mandatory prepayments from specified sources of funds that the Company expects to receive, or may receive while the Note is outstanding, including from: proceeds the Company expects to receive under certain funding programs the Company intends to utilize as its permanent financing for its projects at its properties in Broken Arrow, Oklahoma (the “Broken Arrow Property”) and in McKinney, Texas (the “McKinney Property”); any government incentive payments and refunds or rebates related to the McKinney Property and the real property underlying the amphitheater being developed by the Company in El Paso, Texas (the “El Paso Property”); and any outstanding cash deposit receivables owed by FireSuite purchasers and investors (but excluding cash delivered at the time of the sale) across all of the Company’s and its subsidiaries’ locations (“FireSuite Receivables”).

Use of Proceeds. The Company is required to use the proceeds of the Note to fund construction costs for its in-development amphitheaters projects.

Security. As security for the Company’s payment or performance of its obligations under the Note, the Company and each Guarantor granted the Lender security interests in and liens on the assets and properties identified in the Note (the “Collateral”). The Collateral includes: (i) the El Paso Property and all buildings, structures, improvements, fixtures, and other property, rights, and interests related to such property constituting collateral under the Deed of Trust encumbering such property (collectively, the “Related Assets”); (ii) the property underlying the venue and restaurant being developed by the Company in Centennial, Colorado (the “Centennial Property”) and all Related Assets to the Centennial Property; (iii) the property underlying the Sunset Hospitality Collection in Colorado Springs, Colorado (the “SHC Property”) and all Related Assets related to the SHC Property (with the liens on the SHC Property and Related Assets being a second position to that of Pueblo (as defined below)); (iv) all government incentive payments, refunds, and rebates under certain Chapter 380 Agreements; (v) the proceeds from the anticipated permanent funding program the Company expects to receive and benefit from; and (vi) all FireSuite Receivables.

Certain of the Collateral identified in the Note requires the consent and approval of municipal partners as a condition for those assets to be deemed a part of the Collateral, or, for the Lender to perfect and enforce its security interest in those applicable assets, and, the Note specifies the limited circumstances under which the Company would be obligated to seek those requisite consents, waivers or permissions. On the Closing Date, the Company and the Guarantors entered into a Security Agreement as required in the Note, and, subject to the terms of the Note, committed to execute and deliver certain Deeds of Trust in favor of the Lender, to create and perfect security interests in, and liens on, specific assets and rights of the Company.

Except for Permitted Liens, the Company and each Guarantor are prohibited from creating, assuming, or permitting to exist any security interest, encumbrance, mortgage, deed of trust, or other Lien affecting any of the Collateral until all Obligations under the Note have been paid in full.

Guaranty. As a condition precedent to the Lender’s obligation to fund the Bridge Loan evidenced by the Note, the Company’s chief executive officer was required to execute and deliver a Guaranty to the Lender on the Closing Date, pursuant to which he personally guaranteed the Obligations of the Company and each entity Guarantor under the Note. Additionally, each entity Guarantor guaranteed the prompt and complete payment and performance of the Obligations.

Pueblo Waiver and Consent. As a condition precedent to the Lender’s obligation to fund the Bridge Loan evidenced by the Note, the Lender was required to receive a consent from The Pueblo Bank and Trust Company d/b/a PB&T Bank (“Pueblo”), which is the lender under the Company’s Credit Agreement, dated as of May 27, 2025, between the Company and Pueblo (the “Pueblo Facility”), confirming that the execution, delivery, and performance of the Note and the Loan Documents by the Company and each Guarantor would not constitute a default or breach under the Pueblo Facility. Pueblo’s waiver and consent was required primarily due to the SHC Property serving as collateral under both the Pueblo Facility and the Note.

Events of Default and Remedies. The Note contains customary Events of Default, including, among other things, failures by the Company to make required payments or satisfy other Obligations under the Note or other Loan Documents for a period of five Business Days following the due date of such Obligations; breaches of covenants set forth in the Note or other Loan Documents that continue for 10 Business Day following actual knowledge or written notice of such breach; the making of material inaccuracies in any representation, warranty, certificate, or other statement made or furnished by or on behalf of the Company or any Guarantor in the Note or any other Loan Document; the occurrence of voluntary or involuntary bankruptcy or insolvency proceedings; the occurrence of material cross-defaults under other indebtedness; certain unsatisfied judgments; the invalidity or unenforceability of the Liens securing the Note; and a Change of Control of the Company. Upon the occurrence of an Event of Default, the Lender may declare all outstanding Obligations under the Note or other Loan Documents to be immediately due and payable (except that, in the case of certain Events of Default related to insolvency or bankruptcy, such Obligations will automatically become immediately due and payable); and take action to enforce its remedies under the under the Loan Documents or applicable law.

Post-Closing Matters. The Note requires the Company and the applicable Guarantors to satisfy certain post-closing obligations set forth in Schedule II to the Note, including, within 20 Business Days of the Closing Date: (i) causing the applicable Deeds of Trust to be recorded; (ii) obtaining certain title insurance policies; (iii) causing the Lender to receive a subordination, non-disturbance, and attornment agreement with respect to each Ground Lease, providing for the subordination of such Ground Lease to the applicable Deed of Trust; and (iv) causing each Property Owner to execute and deliver to the Lender an Environmental Indemnity.

Other Customary Provisions. The Note contains other terms and conditions that are customary for a transaction of this nature, including provisions relating to the maintenance of the business and Collateral of the Company and the Guarantors, preservation and possession of the Collateral, payment of taxes, satisfaction of insurance obligations, the provision of inspection and access rights related to the Collateral, restrictions on creating liens, making investments, issuing or assuming indebtedness, or making guaranties, compliance with ERISA obligations, restrictions on transfers of interests in and leases of the Real Property constituting Collateral, compliance with zoning, entitlement, and environmental laws related to the Real Property, Lender consent requirements, and customary representations and warranties of the Company and each Guarantor.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report and its incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01 Other Events.

Pueblo Loan Modification

On July 17, 2026, the Company and Pueblo entered into a Modification of Loan Documents (the “Loan Modification”), pursuant to which they agreed to amend certain terms of the Pueblo Facility and the related Security Agreement between them dated as of May 27, 2025 (the “Pueblo Security Agreement”). The Loan Modification was effected to comply with the condition precedent under the Note described under “Pueblo Waiver and Consent” in Item 1.01 of this Current Report, which is incorporated by reference into this Item 8.01 to the extent relevant. The collateral securing the Company’s obligations under the Pueblo Facility includes the SHC Property, which is also included as Collateral under the Note.

Pursuant to the Loan Modification, the Pueblo Facility was amended to: (i) expand the definition of “Permitted Liens” to include all other liens of any kind or nature granted by the Company to any other party and to clarify that, within the definition of “Permitted Liens,” any liens expressly permitted by Pueblo in writing include a subordinated lien on the collateral securing the Pueblo Facility; (ii) clarify that the restrictions on borrowings and guaranties do not prohibit obligations arising in connection with such “Permitted Liens”; and (iii) revise certain restrictions on mergers, consolidations, sales, and asset dispositions to permit dispositions effected pursuant to the granting or enforcement of “Permitted Liens.” Furthermore, under the Loan Modification, the Pueblo Security Agreement was amended to limit Pueblo’s security interest to items of collateral acquired using proceeds of the draw down term loan under the Pueblo Facility, certain deposit accounts maintained by Pueblo, and rents relating to the SHC Property securing the Pueblo Facility.

The foregoing amendments under the Loan Modification were made to permit the Company and the Guarantors to enter into the Note and the other Loan Documents and to grant the Liens to the Lender contemplated thereby without resulting in a default or breach of the Pueblo Facility or Pueblo Security Agreement.

July 21 Press Release

On July 21, 2026, the Company issued a press release announcing the Bridge Loan. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 †	Secured Promissory Note and Guaranty Agreement, dated July 17, 2026, between Venu Holding Corporation and Ryan, LLC
99.1	Press Release issued by Venu Holding Corporation on July 21, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

†	Certain portions of this exhibit have been omitted because they are not material, would be competitively harmful if publicly disclosed, and are of the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: July 23, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman